METROPOLIS REALTY TRUST, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        OF METROPOLIS REALTY TRUST, INC.
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 20, 2000.

          The undersigned, as a holder of shares of common stock, par value $10.00 per share ("Shares"), of Metropolis Realty Trust, Inc., a Maryland corporation (the "Company"), hereby appoints John R. Klopp and Lee S. Neibart, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the law offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, Suite 2200, New York, New York, on Monday, November 20, 2000, at 10:00 a.m. local time, and any adjournments or postponements thereof (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting with respect to Proposals 1 and 2 set forth below and to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

You may revoke this proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth below, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director in Proposal 1 and "for" Proposal 2 and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Please mark your choice like this: [X]

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                  Proposal 1  -
                  ----------

                  [_]    For  each  of  the  following  nominees  for  director:
                         William L. Mack, John R.S. Jacobsson, David A. Strumwasser and Ralph F. Rosenberg as more fully described in the accompanying Proxy Statement.

                  [_]    Withhold authority as to all listed nominees.

                  [_]    For all nominees except the following:

                  Proposal 2  -
                  ----------

                  Ratification of the selection of Deloitte & Touche, L.L.P. as the independent auditor for the fiscal year ending December 31, 2000, as more fully described in the accompanying Proxy Statement.

                  (check one box)          [_]For     [_]Against    [_]Abstain

                  /  /     CHECK  HERE  ONLY IF YOU PLAN TO  ATTEND  THE  ANNUAL
                           MEETING IN PERSON

Print and sign your name below exactly as it appears on the records of the Company and date this card. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                        Date: ____________________, 2000


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                                        Signature (title, if any)

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                                        Signature, if held jointly

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                                        Title or Authority

         PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE
                       ENCLOSED POSTAGE PAID ENVELOPE TO:
                          METROPOLIS REALTY TRUST, INC.
                          C/O VICTOR CAPITAL GROUP, 410
               PARK AVENUE, 14th FLOOR, NEW YORK, NEW YORK 10022.
              IF YOU HAVE ANY QUESTIONS, PLEASE CALL (212) 655-0250